As filed with the Securities and Exchange Commission on January 6, 2017
Registration No. 333-
______________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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CALADRIUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
________________
        Delaware                             22-2343568
(State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                    identification number)
________________
106 Allen Road, Fourth Floor
Basking Ridge, NJ 07920
(Address of principal executive offices; zip code)
________________
Caladrius Biosciences, Inc. 2015 Equity Compensation Plan
(Full title of the plan)
________________
Todd C. Girolamo, Esq.
General Counsel
Caladrius Biosciences, Inc.
420 Lexington Avenue, Suite 350
New York, NY 10170
(212) 584-4180
(Name, address and telephone number, including area code, of agent for service)
________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☐                         Accelerated filer  ☐
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)    Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	328,263 shares (1)	$2.81	$922,419	$106.91

(1)
Consists of the aggregate number of shares of common stock, par value $0.001 per share (“Common Stock”) of Caladrius Biosciences, Inc. (the “Registrant”), which may be sold upon the exercise of options or issuance of stock-based awards which may be hereafter issued under the Caladrius Biosciences, Inc. 2015 Equity Compensation Plan (the “Equity Plan”). In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions under the Equity Plan.

(2)
Pursuant to Rule 457(c) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee for shares reserved for future grant or issuance under the Equity Plan which are based on the average of the high and low prices of Registrant’s Common Stock as reported on the NASDAQ Capital Market as of a date (December 30, 2016) within five business days prior to filing this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register an increase of 328,263 shares of the Registrant’s Common Stock reserved under the Equity Plan effective January 1, 2017, by operation of the Equity Plan’s “evergreen” provision. This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement hereby incorporates by reference pursuant to General Instruction E of Form S-8 the contents of the Registration Statement on Form S-8, File No. 333-205662, filed with the Securities and Exchange Commission on July 15, 2015 by the Registrant, relating to the Registrant’s 2015 Equity Compensation Plan. In addition, on June 23, 2016, the Registrant filed an additional Registration Statement on Form S-8, File No. 333-212202, to register an additional 226,932 shares of the Registrant's Common Stock which became available for issuance on June 23, 2016 as a result of the evergreen provision. On July 28, 2016, the Registrant effected a 1-for-10 reverse stock split of the Registrant's issued and outstanding Common Stock. In connection with the reverse stock split, the total number of shares then-authorized for issuance under the 2015 Equity Compensation Plan decreased proportionately to reflect the reverse stock split. The share totals contained in this Registration Statement reflect the 1-for-10 reverse stock split.

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Part I of this Registration Statement is included in documents sent or given by the Registrant to participants in the Equity Plan covered by this Registration Statement, pursuant to Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016;

•	Amended Annual Report on Form 10-K/A for the year ended December 31, 2015 filed with the SEC on April 29, 2016;

•	Quarterly Reports on Form10-Q for the quarter ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 5, 2016, August 9, 2016 and November 7, 2016, respectively;

•	Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2016 filed with the SEC on May 6, 2016;

•
Current Reports on Form 8-K filed with the SEC on January 6, 2016, February 26, 2016, March 14, 2016, June 23, 2016, June 27, 2016, July 27, 2016, August 9, 2016, September 15, 2016, October 12, 2016, December 30, 2016 and on Form 8-K/A filed with the SEC on March 14, 2016; and

•
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 2, 2013, including any amendments or reports filed for the purpose of updating that description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interest of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

The Registrant was incorporated under the laws of the State of Delaware. Under the General Corporation Law of the State of Delaware (the “Delaware GCL”), a corporation may indemnify any person who was or is a party or is threatened  to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was the Registrant’s director, officer, employee or agent, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Delaware GCL also provides that the Registrant also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the Registrant’s right to procure a judgment in its favor by reason of the fact that he or she is or was the Registrant’s director, officer, employee or agent, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests. However, in such an action by or on the Registrant’s behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the Registrant unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Registrant’s certificate of incorporation is consistent with the Delaware GCL. Each of the Registrant’s directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. The Registrant also maintains insurance on behalf of its directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not the Registrant would have the power to indemnify such persons under the Delaware GCL.

The Registrant has entered into indemnification agreements with its Chief Executive Officer and Chief Financial Officer, and certain other employees and each of the Registrant’s directors pursuant to which the Registrant has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is the Registrant’s director, officer, employee, agent or fiduciary.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.    Undertakings.

(a)        The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on this 6th day of January, 2017.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Caladrius Biosciences, Inc., hereby severally constitute and appoint David J. Mazzo and Joseph Talamo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Caladrius Biosciences, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David J. Mazzo__ David J. Mazzo, PhD	Director and Chief Executive Officer (Principal Executive Officer)	January 6, 2017
/s/ Joseph Talamo Joseph Talamo	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2017
/s/ Steven S. Myers Steven S. Myers	Interim Chair of the Board of Directors	January 6, 2017
/s/ Gregory Brown Gregory Brown, MD	Director	January 6, 2017
/s/ Richard Berman Richard Berman	Director	January 6, 2017
/s/ Robert A. Preti Robert A. Preti, PhD	Director, President, Senior Vice President, Manufacturing and Technical Operations, and Chief Technology Officer	January 6, 2017
/s/ Eric H.C. Wei Eric H.C. Wei	Director	January 6, 2017
/s/ Steven M. Klosk Steven M. Klosk	Director	January 6, 2017
/s/ Peter Traber__ Peter Traber, MD	Director	January 6, 2017

EXHIBIT INDEX

Number        Description

4.1 (1)        Amended and Restated Certificate of Incorporation, as amended, of the Registrant
4.2 (2)        Amended and Restated By-Laws, as amended, of the Registrant
5.1*        Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant
23.1*        Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (included in Exhibit 5.1)
23.2*        Consent of Grant Thornton LLP, independent registered public accounting firm
24.1*        Power of Attorney (included on the signature pages of this registration statement)
99.1 (3)        2015 Equity Compensation Plan
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*     Filed herewith

(1)
Previously filed with the Securities and Exchange Commission on August 9, 2016 as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and incorporated herein by reference.

(2)
Previously filed with the Securities and Exchange Commission on August 9, 2016 as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and incorporated herein by reference.

(3)	Previously filed with the Securities Exchange Commission on June 8, 2015 as Annex A to the Registrant's Definitive Proxy Statement and incorporated herein by reference.